UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

645 Griswold, Suite 3274
Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01            Entry Into a Material Definitive Agreement

On March 27, 2014, Cirque Energy, Inc. (the “Company”) entered into the Return to Treasury Agreement appended hereto as Exhibit 10.1 (the “JD Agreement”) with Joseph DuRant, a holder (the “Individual Holder”) of the Company’s shares of common stock (the “Common Stock”) pursuant to which the Company agreed to issue to the Individual Holder 8,784 shares of its newly created Class C Convertible Preferred Stock (the “Class C Preferred Stock”) in exchange for the surrender for cancellation by the Individual Holder of 5,200,000 shares of Common Stock. The Individual Holder is the Company’s chief executive officer.

In addition, contemporaneously with the foregoing, the Company entered into the Return to Treasury Agreement appended hereto as Exhibit 10.2 (the “GRES Agreement” and with the JD Agreement, the “Agreements”) with Green Renewable Energy Solutions, Inc., a Michigan corporation, a holder (the “Corporate Holder” and with the Individual Holder, the “Holders”) of the Company’s shares of Common Stock pursuant to which the Company agreed to issue to the Corporate Holder 15,556 shares of its Class C Preferred Stock in exchange for the surrender for cancellation by the Corporate Holder of 9,209,334 shares of Common Stock. The Corporate Holder is wholly owned by the Individual Holder.

The shares of Class C Preferred Stock were issued to the Holders in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02            Unregistered Equity Securities

Please see Item 1.01 (Entry into a Material Definitive Agreement) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.03            Amendments to Articles of Incorporation; Change in Fiscal year

On March 27, 2014, the board of directors of the Company (the “Board”) authorized the designation of 100,000 shares of the Class C Preferred Stock out of its available preferred stock. On March 28, 2014, the Company filed the Certificate of Designation of the Class C Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Florida. Each such share of Class C Preferred Stock is convertible into 592 shares of Common Stock at any time at the Holder’s option.

The shares of Class C Preferred Stock entitles the holder thereof to vote such shares on an “as-converted” basis at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Class C Preferred Stock has a stated value $10.00 per share. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Class C Preferred Stock
10.1	Return to Treasury Agreement with Joseph DuRant
10.2	Return to Treasury Agreement with Green Renewable Energy Solutions, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: April 16, 2014	By:	/s/ Joseph DuRant
Joseph DuRant
Chief Executive Officer

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